UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                 Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 August 31, 2005
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                Date of Report (Date of earliest event reported)

                                  NESTOR, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

            0-12965                                     13-3163744
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    (Commission file number)               (IRS employer identification number)


                        400 MASSASOIT AVENUE, SUITE 200
                      EAST PROVIDENCE, RHODE ISLAND 02914
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                    (Address of principal executive offices)

                                 (401) 434-5522
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              (Registrant's telephone number, including area code)

                                     Not Applicable
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              (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM    1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        PUCHASE AND SALE AGREEMENT

        On August 31, 2005, we entered into a purchase and sale agreement with Transol Holdings Pty Limited (ACN 100 078 046)(receivers and managers appointed)("Transol Holdings"), Transol PTY Limited (ABN 65 095 538 828) (receivers and managers appointed) ("Transol PTY"), Transol Corporation Limited (ABN 73 089 224 402) (receivers and managers appointed) ("Transol Limited", and together with its subsidiariers, "Transol"), and Alleasing Finance Australia Limited (ABN 94 003 421 136) ("Alleasing") pursuant to which we purchased certain assets of Transol and its Australian and US subsidiaries related to Transol's red light enforcement business, including assets leased by Transol USA Inc. ("Transol USA"), Transol Holding's indirect U.S. subsidiary, from Alleasing. Alleasing held a security interest in all of the assets of Transol USA and sold us the acquired assets in a foreclosure sale. Transol was one of our competitors in the automated traffic enforcement business.

        The assets purchased include:

        o Contracts to provide automated red light enforcement services in eight US cities at an aggregate of 53 approaches, of which approximately 34 are fully installed and operating

        o Equipment located at the contracted approaches used for providing automated red light enforcement services

        o Transol's intellectual property, including one U.S., one Australian and one international patent application (each related to the technology underlying their red light enforcement services, the Transol website, computer source code for Transol's products and services and all other "technical know how," except that relating to Transol's automated driver's licensing testing business (the "Testing Business").

        o Inventory, work in process, accounts receivable and unbilled contract revenue related to Transol's red light enforcement services.

        o The goodwill of the Transol business, except that relating to the Testing Business

        Under the agreement, the sellers were obligated to terminate the "Transol Group" trade name registration.

        The purchase price we paid for the acquired assets is $2 million, subject to reduction for any liens on the assets acquired and subject to reduction if any of the assigned contracts are terminated before January 16, 2006 by the cities because of their assignment to us or that are terminated by January 16, 2005 pursuant to termination for convenience rights that cities may have under the contracts. The price reduction for any contracts so terminated will be $50,000 per installed approach and $20,000 per uninstalled approach ($10,000 in the case of approaches in Riverdale Park, MD). In addition, we will receive a price reduction of $20,000 per unapproved approach ($10,000 in the case of approaches in Riverdale Park, MD) for each unapproved approach for which we do not receive municipal authorization by January 15, 2006 to go forward and for which we did not receive a price reduction because of a contract termination.

        Of the purchase price, we paid $216,801.06 to Transol PTY at closing. The balance of the purchase price, $1,783,198.94, was deposited in an escrow account at U.S. Bank National Association. Of that $1,783,198.94, $200,000 had been previously paid as a deposit and $1,583,198.94 was deposited at closing. On January 16, 2006, the purchase price due after adjustment, together with any interest accrued, shall be paid to Transol PTY and the balance, if any, will be returned to us. Some funds will be released earlier from the escrow account upon release of identified liens, upon our receiving affirmative statement from each contracting city that that city will not terminate the contract because of its assignment to us and will waive its rights to terminate for convenience before January 16, 2006, and upon our receiving municipal authorization before January 16, 2006 to go forward with unapproved approaches. Funds released early will be in the amount of any release of an identified lien and, if we receive consent to the assignment of a contract to us, waiver of the city's rights to terminate for convenience before January 16, 2006, if any, and any required municipal authorization for unapproved approaches, in the amount of 50% of the price reduction to which we would have been entitled if we had not received those consents, waivers and authorizations.

        We have an obligation to use commercially reasonable efforts to obtain consents to the assignment of the contracts, the waiver of city's rights to terminate for convenience before January 16, 2006 and municipal authorizations for unapproved intersections.

        We also entered into a Transition Services Agreement with Transol USA pursuant to which we will be able to use their Tempe, AZ warehouse until October 31, 2005 and their Phoenix, AZ office until December 31, 2005, as well as the services of some of their employees and consultants until December 31, 2005. We will pay Transol USA's direct costs for the services that we receive under the Transition Services Agreement. We intend to convert the existing installations to our systems and technology. We do not intend to use the Transol name following the transition period.




                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NESTOR, INC.
                                       (Registrant)



                                       By: /s/ Harold A. Joannidi
                                          --------------------------------------
                                          Harold A. Joannidi
                                          Treasurer and Chief Financial Officer


Dated:     September 7, 2005